Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

February 2, 2011

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, North Carolina 27360

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), in connection with: (i) the preparation of the Company’s above-referenced registration statement on Form S-3 (File No. 333-162709) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 28, 2009, relating to the proposed offer and sale from time to time, pursuant to Rule 415 under the 1933 Act, of shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), which may be issued and sold by the Company and sold by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act; and (ii) the prospectus supplement, dated February 2, 2011 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement relating to the issuance and sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $100,000,000 (the “Shares”) subject to the terms and conditions of an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) entered into between the Company and Stifel, Nicolaus & Company, Incorporated on February 2, 2011. This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.

The Sales Agreement pursuant to which the Shares are to be sold is being filed as Exhibit 10.22 to the Company’s Current Report on Form 8-K to be filed on the date hereof (the “Current Report”).

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company’s articles of incorporation and bylaws, each as amended to date; (ii) minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company; (iii) a signed copy of the Registration Statement and a copy of the Prospectus Supplement; (iv) a signed copy of the Sales Agreement; (v) certificates of public officials and of representatives of the Company; and (vi) statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the Commonwealth of Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report and to the use of our name in the Registration Statement and in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC